As filed with the Securities and Exchange Commission on January 27, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0439730
(State of Incorporation)	(I.R.S. Employer Identification Number)

807 11th Avenue

Sunnyvale, CA 94089

(650) 390-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert M. Calderoni

Chief Executive Officer

Ariba, Inc.

807 11th Avenue

Sunnyvale, CA 94089

(650) 390-1000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Middler, Esq. Ariba, Inc. 807 11th Avenue Sunnyvale, CA 94089 Telephone: (650) 390-1000	Brooks Stough, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Blvd. Redwood City, CA 94063 Telephone: (650) 321-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.002 par value	2,381,742	$23.57	$56,137,659	$6518

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on January 24, 2011, as reported on The Nasdaq Global Select Market.

2,381,742 Shares

Ariba, Inc.

Common Stock

All of the shares of our common stock in this offering are being sold by the selling stockholders identified in this prospectus or a supplement hereto. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we have agreed to issue in connection with our purchase of certain direct and indirect subsidiaries of Quadrem International Holdings, Ltd. (the “Quadrem Acquisition”). We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ARBA.” The closing price of our common stock on January 26, 2011 was $24.90 per share.

The shares of our common stock offered by the selling stockholders may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices. This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. If necessary, the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

Investing in our common stock involves risks. You should carefully consider the risks referenced under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2011.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks, uncertainties and assumptions, including those risks and uncertainties disclosed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010. These risks, uncertainties and assumptions include our ability to: (1) renew our subscription or time-based revenues, including on-demand software fees, maintenance fees, and fees for certain services; (2) sell bundled solution offerings that include both technology and expert services; (3) capitalize on revenue opportunities, such as increased fees for the Ariba Supplier Network and selling on-demand business commerce solutions to smaller and mid-market customers; (4) successfully manage the sale of our sourcing services and business process outsourcing (BPO) services assets to Accenture; and (5) successfully integrate the acquisition of Quadrem’s business. In addition to the macro-economic impact, we believe that key risks to our revenues in fiscal year 2011 include: our ability to renew ratable revenue streams without substantial declines from prior arrangements, including subscription software, software maintenance and subscription services; our ability to generate organic growth; the market acceptance of business commerce solutions as a standalone market category; the overall level of information technology spending; and potential declines in average selling prices. We believe that key risks to our future operating profitability include: our ability to maintain or grow our revenues; and our ability to maintain adequate utilization of our services organization. We may not be successful in addressing such risks and difficulties. These risks are in addition to other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the Securities and Exchange Commission (the “SEC”).

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find Additional Information.” We provide a cautionary discussion of selected risks and uncertainties regarding an investment in our common stock in our periodic reports and in other documents that we file with the SEC.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in our Annual Report on Form 10-K for the year ended September 30, 2010, filed with the SEC on November 23, 2010, and in other documents that we subsequently file with the SEC that are incorporated by reference herein. Ariba, Inc. is referred to herein as “Ariba,”“us,”“our” or “we.

Ariba, Inc.

Ariba is the leading provider of collaborative business commerce solutions for buying and selling goods and services. Our mission is to transform the way companies of all sizes, industries, and geographies buy and sell goods and services and manage cash. By delivering software, services, and network solutions, Ariba enables companies to control costs, minimize risk, improve profits and enhance cash flow and operations. Our enterprise-class offerings aim to simplify business commerce by providing companies with all of the tools needed to manage the commerce lifecycle through a single, web-based interface. Delivered on-demand through the Ariba® Commerce Cloud, our solutions are easy to use, cost effective and quick to deploy and integrate with enterprise resource planning (“ERP”) and other software systems, enabling companies to deliver rapid and sustainable results. More than 330,000 companies, including more than 80 percent of the companies on the Fortune 500 list published in April 2010, use Ariba solutions to manage their commerce activities.

Corporate Information

We were incorporated in Delaware in September 1996. Our headquarters are located at 807 11th Avenue Sunnyvale, California 94089, and our telephone number is (650) 390-1000. Our internet address is www.ariba.com. The information on, or accessible through, our internet address is not part of this prospectus.

Ariba and the Ariba logo are registered trademarks in the United States. In addition, Ariba, the Ariba logo and the Ariba “boomerang” design are registered in one or more foreign countries.

The Offering

This prospectus relates to the resale of shares of our common stock held by the selling stockholders identified under “Selling Stockholders” or a supplement to this prospectus. The shares of our common stock that may be offered by each selling stockholder using this prospectus represent shares of our common stock that we have agreed to issue in connection with the Quadrem Acquisition. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Financial Information

For information about Ariba’s historical financial results, please see its Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the Securities and Exchange Commission (“SEC”) on November 23, 2010, which is incorporated by reference herein. See “Information Incorporated by Reference.”

Quadrem is a privately held company and does not file reports with the SEC. Quadrem has prepared financial statements for the year ended December 31, 2009 and the twelve months ended September 30, 2010 in accordance with United States generally accepted accounting principles (“U.S. GAAP”). For the year ended December 31, 2009, Quadrem had revenues and net income of $58.0 million and $3.5 million, respectively. For the twelve months ended September 30, 2010, Quadrem’s revenues and net income are approximately $72 million and $9 million, respectively. Please note that the September 30, 2010 numbers are subject to review by Ariba, and the actual numbers may differ.

Pursuant to the SEC’s rules, Ariba will prepare unaudited pro forma condensed combined financial information based on the historical financial statements of Ariba and Quadrem that give effect to (i) the Quadrem Acquisition and (ii) the previously announced sale on November 15, 2010 of Ariba’s sourcing services and business process outsourcing business. The pro forma financial information will be included in a report on Form 8-K/A to be filed with the SEC no later than 71 calendar days after the date the initial report on Form 8-K relating to the Quadrem Acquisition is filed with the SEC and will consist of (i) unaudited pro forma condensed combined balance sheet data as of September 30, 2010, based on the historical balance sheet of Ariba and Quadrem as of that date as though the acquisition had occurred on September 30, 2010 and (ii) unaudited pro forma condensed combined statement of operations data for the twelve months ended September 30, 2010, based on the results of operations of Ariba for the fiscal year ended September 30, 2010 and of Quadrem for the twelve months ended September 30, 2010, as though the acquisition had occurred on October 1, 2009, the first day of Ariba’s 2010 fiscal year. The unaudited pro forma financial information will be based on estimates and assumptions that are preliminary, presented for illustrative purposes only and will not be necessarily indicative of what the combined financial position or the results of operations would actually have been if the Quadrem acquisition had occurred on October 1, 2009 or Ariba’s future performance when operating the two companies on a combined basis.

RISK FACTORS

You should carefully consider, among other things, the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2010, filed with the SEC on November 23, 2010, and in other documents that we include or incorporate by reference into this prospectus.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus or a supplement hereto. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus relates to the resale of shares of our common stock held by the selling stockholders listed in the table below. We have agreed to issue these shares in a private offering pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act, in connection with the Quadrem Acquisition on January 27, 2011. The registration statement of which this prospectus forms a part has been filed pursuant to registration rights granted to the selling stockholders as part of our acquisition.

Under the terms of the registration rights agreement, dated as of November 18, 2010, among us, Quadrem and Charlotte, Ltd., as stockholders’ representative, we will pay all expenses of the registration of the shares of common stock, including SEC filing fees, except that the selling stockholders will pay the fees and expenses of their counsel and all underwriting discounts and selling commissions, if any. Our expenses for the registration of the shares of common stock are estimated to be approximately $37,818.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock held by the selling stockholders as of, except as described in the notes to such table. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 93,361,000 shares of our common stock outstanding at December 31, 2010, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.

Unless otherwise described below, to our knowledge, none of the selling stockholders named on an individual basis in the table below has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. The figures in the table below exclude up to 1,291,456 shares of our common stock that may be issued in the future in connection with the Quadrem Acquisition.

Name of Selling Stockholder	Prior to Offering (1)		Number of shares of Common Stock being registered for resale (2)(3)	After the Offering (4)
	Number of shares of common stock beneficially owned	Percent of shares of common stock outstanding		Number of shares of common stock beneficially owned	Percent of shares of common stock outstanding
Quadrem International Holdings, Ltd.	2,582,911	2.8	2,381,742	201,169	*

*	Represents less than 1% of the total aggregate amount of shares of our common stock outstanding as of December 31, 2010.
(1)	The amounts set forth in these columns include the shares of our common stock beneficially owned by each selling stockholder as of or immediately after the closing of the Quadrem Acquisition.
(2)	The amounts set forth in this column are the shares of our common stock that may be offered by each selling stockholder using this prospectus. These amounts do not include any other shares of our common stock that the selling stockholders may own beneficially or otherwise.
(3)	The amounts set forth in this column do not include any shares of our common stock that the selling shareholders may receive in the future pursuant to the Quadrem Acquisition, except to the extent otherwise set forth in these notes. To the extent required by applicable law, such shares will be added to this table by means of a prospectus supplement.
(4)	Assumes all the shares of common stock covered hereby are sold by the selling shareholders in the resale offering.

PLAN OF DISTRIBUTION

The shares of common stock listed in the table appearing under “Selling Stockholders” are being registered to permit public secondary trading of these shares by the holders of such shares from time to time after the date of this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares of common stock necessarily will be offered or sold. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

The selling stockholders may sell such shares of common stock from time to time directly to purchasers or through underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	through The Nasdaq Global Select Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	“block” sales transactions;

•	privately negotiated transactions;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the exercise of purchased or written options;

•	through a combination of any such methods; or

•	through any other method permitted under applicable law and our insider trading policy.

In connection with sales of the common stock or otherwise, a selling stockholder that is neither an employee of Ariba, Inc. nor otherwise subject to our insider trading policy may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume and such selling stockholder may also sell short the shares of common stock and deliver such shares to close out such short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell such securities.

If underwriters are used in a firm commitment underwriting, the selling stockholders will execute an underwriting agreement with those underwriters relating to the shares of common stock that the selling stockholders will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.

The shares of common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling stockholders may authorize underwriters to solicit offers by institutions to purchase the shares of common stock subject to the underwriting agreement from the selling stockholders at the public offering price stated in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If the selling stockholders sell shares of common stock pursuant to these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required by applicable law.

The selling stockholders may also sell shares of the common stock through agents designated by them from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholders to these agents in a prospectus supplement, if required by applicable law. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell any of the shares of common stock directly to purchasers. In this case, the selling stockholders may not engage underwriters or agents in the offer and sale of such shares.

The selling stockholders may indemnify underwriters, dealers or agents who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments that these underwriters, dealers or agents may be required to make.

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by the selling stockholders hereby will be the purchase price of such shares less discounts and commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. Any selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common stock by the selling stockholders. We do not assure you that the selling stockholders will sell any or all of the shares of common stock offered by them pursuant to this prospectus. In addition, we do not assure you that the selling stockholders will not transfer, devise or gift the shares of common stock by other means not described in this prospectus. Moreover, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

For a description of our common stock, see the description contained in our Registration Statement on Form 8-A filed with the SEC on June 8, 1999, which is incorporated herein by reference.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2010, and the effectiveness of our internal control over financial reporting as of September 30, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents previously filed with the SEC are hereby incorporated by reference in this prospectus (other than filings or portions of filings that are either (i) described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (ii) furnished under applicable SEC rules rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed with the SEC on November 23, 2010 (the “Annual Report”);

•	the information specifically incorporated by reference into the Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on December 8, 2010;

•	our Current Reports on Form 8-K filed with the SEC on October 6, 2010, October 12, 2010, October 28, 2010, November 18, 2010, November 19, 2010, and January 20, 2011; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 8, 1999.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under applicable SEC rules rather than filed.

Ariba, Inc. hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Requests for such copies should be directed to our Investor Relations department, at the following address:

Ariba, Inc.

807 11th Avenue

Sunnyvale, California 94089

(650) 390-1000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Our internet address is www.ariba.com and the investor relations section of our website is located at http://www.ariba.com/about/investorrelations.cfm. We make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on, or accessible through, our websites that is not specifically incorporated by reference herein is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The shares of common stock offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock.

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act. Under the shelf registration process, certain selling stockholders may offer from time to time up to an aggregate of 2,582,911 shares of common stock received by them directly or indirectly from Ariba, Inc. in our purchase of certain direct and indirect subsidiaries of Quadrem International Holdings, Ltd. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Ariba, Inc. and the shares of our common stock, reference is hereby made to the registration statement. The registration statement, including the exhibits thereto, may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby. The selling shareholders will not bear any portion of the following expenses. Other than the SEC registration fee, all amounts set forth below are estimates.

Amount to Be Paid
SEC registration fee	$6,518
Printing fees	1,300
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous	0
Total	$37,818

Item 15. Indemnification of Officers and Directors.

As of the date of this filing, Section 145 of the Delaware General Corporation Law provides in regard to indemnification of directors and officers as follows:

145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Article VI of the Registrant’s Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant’s Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

The registration rights agreement between the registrant, Quadrem International Holdings, Ltd. and the stockholders’ representative provides for cross-indemnification in connection with registration of the registrant’s common stock on behalf of certain selling shareholders.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In connection with an offering of the common stock registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by reference herein
		From	Date

3.01	Amended and Restated Certificate of Incorporation of registrant	Registration Statement on Form S-1, as amended (File No. 333-76953)	April 23, 1999

3.02	Amended and Restated Bylaws of registrant	Form 8-K	March 16, 2009

4.01	Registration Rights Agreement dated as of November 18, 2010	Filed herewith

4.02	Specimen common stock Certificate	Registration Statement on Form S-l, as amended (File No. 333-76953)	June 8, 1999

5.01	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.	Filed herewith

23.01	Consent of Independent Registered Public Accounting Firm to Registrant	Filed herewith

23.02	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%

change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 27, 2011.

ARIBA, INC.

By:	/s/ ROBERT M. CALDERONI
Robert M. Calderoni Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert M. Calderoni and Ahmed Rubaie, and each of them acting individually, as his attorney in fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ ROBERT M. CALDERONI Robert M. Calderoni	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 27, 2011

/s/ AHMED RUBAIE Ahmed Rubaie	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2011

/S/ HARRIET EDELMAN Harriet Edelman	Director	January 27, 2011

/s/ ROBERT D. JOHNSON Robert D. Johnson	Director	January 27, 2011

/S/ RICHARD KASHNOW Richard Kashnow	Director	January 27, 2011

/s/ ROBERT E. KNOWLING, JR. Robert E. Knowling, Jr.	Director	January 27, 2011

/s/ THOMAS F. MONAHAN Thomas F. Monahan	Director	January 27, 2011

/s/ KARL E. NEWKIRK Karl E. Newkirk	Director	January 27, 2011

/s/ RICHARD F. WALLMAN Richard F. Wallman	Director	January 27, 2011

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by reference herein
		From	Date

3.01	Amended and Restated Certificate of Incorporation of registrant	Registration Statement on Form S-1, as amended (File No. 333-76953)	April 23, 1999

3.02	Amended and Restated Bylaws of registrant	Form 8-K	March 16, 2009

4.01	Registration Rights Agreement dated as of November 18, 2010	Filed herewith

4.02	Specimen common stock Certificate	Registration Statement on Form S-l, as amended (File No. 333-76953)	June 8, 1999

5.01	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.	Filed herewith

23.01	Consent of Independent Registered Public Accounting Firm to Registrant	Filed herewith

23.02	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. (included in Exhibit 5.01 to this Registration Statement)	Filed herewith

24.01	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)	Filed herewith